

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of December 31, 1999 and related Statement of Consolidated Operations,
Comprehensive Income, Retained Earnings and Cash Flows for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
<CIK>                                       0000918040
<NAME>                              Unicom Corporation
<MULTIPLIER>                                     1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   12,122,138
<OTHER-PROPERTY-AND-INVEST>                  3,067,805
<TOTAL-CURRENT-ASSETS>                       6,328,720
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               1,887,370
<TOTAL-ASSETS>                              23,406,033
<COMMON>                                     4,971,618
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            363,621
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,332,611<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,790<F3>
<LONG-TERM-DEBT-NET>                         7,129,906<F4>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F1>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  737,615
<PREFERRED-STOCK-CURRENT>                       69,475
<CAPITAL-LEASE-OBLIGATIONS>                    161,611
<LEASES-CURRENT>                               108,349
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,864,676<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,406,033
<GROSS-OPERATING-REVENUE>                    6,847,947
<INCOME-TAX-EXPENSE>                           333,370
<OTHER-OPERATING-EXPENSES>                   5,328,137
<TOTAL-OPERATING-EXPENSES>                   5,661,507
<OPERATING-INCOME-LOSS>                      1,186,440
<OTHER-INCOME-NET>                            (53,210)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>               1,133,230
<TOTAL-INTEREST-EXPENSE>                       563,564
<NET-INCOME>                                   569,666
<PREFERRED-STOCK-DIVIDENDS>                          0<F6>
<EARNINGS-AVAILABLE-FOR-COMM>                  569,666
<COMMON-STOCK-DIVIDENDS>                       347,783
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                       1,360,045
<EPS-BASIC>                                       2.62
<EPS-DILUTED>                                     2.61

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes $7,539 thousand for other comprehensive income and deductions of
     $72 thousand for preference stock expense of ComEd and $10,095 thousand for treasury stock.

<F3> Preferred and preference stock of ComEd.

<F4> $3,785,055 thousand of notes, guaranteed senior notes and transitional trust notes are included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.

<F6> A $23,756 thousand provision for preferred and preference stock dividends of ComEd and $29,710 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.

<F7> Includes an extraordinary loss of $27,579 thousand related to the early redemption of long-term debt for the year 1999.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.


